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                                                            Exhibit 16(a)

                         MONEY MARKET YIELD QUOTATIONS

                  Group Universal Annuity Prospectus (8-fund)


CONTRACT CHARGE CALCULATION

         Annual Rate                                                7-Day Rate
         -----------                                                ----------

         0.167 (from Fee Table) x 7/365 =                           0.00320%


CURRENT YIELD QUOTATION

         2.260839                                     Beginning unit value  12/24/96

 -       2.262635                                     Ending Unit value  12/31/96
         --------

         0.001796                                     difference (A)
         --------

         2.261737                                     Average unit value

 x        0.0032%                                     7-day rate
         -------

         0.000072                                     Contract charges (B)
         --------

         0.001796                                     (A)
 -       0.000072                                     (B)
         --------

         0.001724                                     difference
-:-      2.260839                                     divided by Beginning Unit Value
         --------

         0.000763                                     Base Period Return
 x            365                                     multiplied by 365 days
         --------

           0.2785
-:-             7                                     divided by 7 days
         ----------

             3.98%                                    Current Yield


EFFECTIVE YIELD QUOTATION
-------------------------

Base Period Return

(0.000763 + 1) 365/7 - 1 =  4.06%                     Effective Yield